UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   ___________
                                    FORM 8-K
                                   ___________



                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (date of earliest event reported): January 22, 2003




                   INTERCHANGE FINANCIAL SERVICES CORPORATION
             (Exact name of registrant as specified in its charter)



           New Jersey                   1-10518                22-2553159
________________________________   _______________________   _________________
(State or other jurisdiction of)   Commission File Number)   (I.R.S. Employer
incorporation or organization)                               Identification No.)


Park 80 West/Plaza Two, Saddle Brook, N.J.                       07663
__________________________________________                     __________
(Address of principal executive offices)                       (Zip Code)


       Registrant's telephone number, including area code: (201) 703-2265



                                 Not Applicable
________________________________________________________________________________
         (Former name or former address, if changed since last report.)

Item 5.  Other Events

     On January 22, 2003, Interchange Financial Services Corporation issued a press release reporting earnings for the year and quarter ended December 31, 2002. A copy of the company's press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.


Item 7.  Financial Statement and Exhibits

      (c)  Exhibits

           99.1  Press  Release  of  Interchange   Financial   Services
                 Corporation dated January 22, 2003.

                                    SIGNATURE
                                    _________

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: January 24, 2003             Interchange Financial Services Corporation


                                   By: /s/ Anthony Labozzetta
                                       ______________________________
                                       Anthony Labozzetta
                                       Executive Vice President & CFO

                                  Exhibit 99.1
                                  ____________

                   Interchange Financial Services Corporation
                   Reports Record Annual Financial Performance
                       Fueled by a 22% Growth in Earnings

SADDLE BROOK, NJ - January 22, 2003

Anthony S. Abbate, President and Chief Executive Officer of Interchange Financial Services Corporation ("Company") (NASDAQ: IFCJ), today reported that earnings per diluted share of common stock for the year ended December 31, 2002 increased $0.23 to $1.30 as compared to the preceding year, an increase of 21.5%. For the fourth quarter of 2002, net income per diluted share of common stock was $0.34, an increase of $0.04, or 13.3%, as compared to the prior year.

For the fourth quarter of 2002, the Company's return on assets ("ROA") increased to 1.46% from 1.42% in the comparable 2001 period. For the year, the Company's ROA increased to 1.43% from 1.31% in 2001. The Company's return on equity ("ROE") remained strong and was 16.98% and 17.35% for the quarter and the year, respectively.

The Company's continued record earnings performance was attributable to strong deposit and interest earning asset growth as well as an improved net interest margin ("margin"). "The momentum that we have gathered from the successful execution of our business plan has enabled us to evolve into a high performing financial institution. The quality growth of 12.7% on the Balance Sheet, year over year, was a contributing factor to our earnings performance, as our employees, who are dedicated to the performance of their functions, produced the loans and gathered the deposits which gave rise to these fine results," said Mr. Abbate.

On December 19, 2002, the Company announced the declaration of a special year-end cash dividend of $0.04 per common share payable on January 29, 2003 to holders of record date December 30, 2002. "2002 has been an extraordinary year in terms of earnings growth and we generally maintain a dividend payout of approximately one third of earnings. This special cash dividend is a reward to our shareholders for a very good year", said Mr. Abbate.

On November 18, 2002 the Company also announced that it had entered into a definitive agreement to acquire Bridge View Bancorp, a $272 million Bergen County-based bank holding company with eleven locations, which will be merged into the banking subsidiary, bringing the total offices of the combined institutions to twenty-nine. The transaction is expected to be completed by April 30, 2003 and is conditioned upon receiving the necessary bank regulatory approvals, the approval of shareholders from both companies and other customary conditions.

For the fourth quarter, net interest income, on a taxable equivalent basis, increased $1.5 million, or 16.3%, from the same period in 2001. The growth for the quarter was attributed to a $103.1 million growth in average interest earning assets of which $58.9 million was in commercial loans and leases and a 14 basis point improvement in the margin. For the year 2002, net interest income, on a taxable equivalent basis, increased $5.1 million, or 14.9%. The improvement resulted from the Company's ability to generate $79.3 million of growth in interest earning assets of which $48.7 million was in commercial loans and leases. This occurred despite the declining interest rate environment, which gave rise to accelerated loan prepayments. In addition, a 19 basis point expansion in the margin also contributed to the increase in net interest income. For each of the reporting periods, the margin improved largely due to a decrease in the Company's cost of funds, which was affected by a decline in market interest rates and a favorable shift in the mix of deposits.

Non-interest income amounted to $1.7 million for the fourth quarter of 2002 and 2001. For the year, non-interest income increased $936 thousand to $6.5 million as compared to the same period in 2001. The improvement was due primarily to $517 thousand of income related to bank owned life insurance ("BOLI") contracts and a strong growth in mutual fund and annuity income, which increased $331 thousand.

Non-interest expenses for the quarter amounted to $6.3 million, an increase of $554 thousand, or 9.6%, as compared to same quarter in 2001. For the year, non-interest expenses amounted to $25.1 million, an increase of $2.2 million, or 9.6%, as compared to the same period last year. Contributing to the increase for each reporting period were costs resulting from the opening of a new branch in Hackensack and the assumption of Monarch Capital Corporation's ("MCC") operations by Interchange Capital Company, which resulted from the Company's acquisition of certain assets and certain liabilities of MCC in January 2002. For the year, the Company's efficiency ratio improved by 3 percentage points to 54.5% from 57.5% in 2001.

The Company's non-performing assets at December 31, 2002 amounted to $6.1 million, or 0.66%, of total assets. Included in non-performing assets are $3.1 of commercial loans and $2.3 million of commercial leases. The Allowance for Loan and Lease Losses ("ALLL") totaled $7.2 million at year-end and represented 120.9% of non-performing loans and 1.17% of total loans. Net charge-offs for 2002 amounted to $862 thousand, or 0.14%, of average loans.

The Bank will hold a conference call on Friday, January 24, 2002, at 11:00 a.m. (Eastern Time) to discuss the financial results for its fourth quarter ending December 31, 2002. This web-cast can be accessed through the Bank's website, www.interchangebank.com on the investor relations page, as well as the web address www.companyboardroom.com. The replay will begin shortly after the completion of the live call and will be available for approximately two weeks.

The Company is a $936 million-asset commercial bank holding company, whose principal subsidiary is Interchange Bank. The Company is a financial intermediary that, along with traditional banking, offers a broad range of services including 24-hour, 7-day-a-week online banking and bill paying services through InterBank. Customers can also do their stock trading, obtain insurance services and apply for a loan through the Bank's web site. Mutual Funds and Annuities are offered through the Company's Investment Services Program. The Interchange Bank-Line Call Center enables customers to open new accounts over the telephone; and customers can do basic banking transactions over the telephone with Interchange Bank-Line. The Business Class Banking Account offers checking with a variety of extra services including Interbanking - a proprietary product, which allows the business customer to do routine business banking right from their office PC. And through our subsidiary, Interchange Capital Company, L.L.C., we are able to extend cost-effective equipment leasing solutions for a variety of expansion and upgrading projects.

The Bank is headquartered in Saddle Brook, New Jersey and has 18 branch offices located in Elmwood Park, Franklin Lakes, Garfield, Hackensack, Hillsdale, Little Ferry, Lodi, Montvale, Oakland, Paramus, Park Ridge, Ramsey, River Edge, Rochelle Park, Saddle Brook (2), Waldwick and Washington Township.

Further information on the Bank, its core values and focus, and its products and services can be found on our web site at www.interchangebank.com.

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition to discussing historical information, certain statements included in or incorporated into this report relate to the financial condition, results of operations and business of the Company which are not historical facts, but which are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. When used herein, the words "anticipate," "believe," "estimate" "expect," "will" and other similar expressions are generally intended to identify such forward-looking statements. Such statements are intended to be covered by the safe harbor provisions for forward-looking statements contained in such Act, and we are including this statement for purposes of invoking these safe harbor provisions. These forward-looking statements include, but are not limited to; statements about the operations of the Company, the adequacy of the Company's allowance for losses associated with the loan portfolio, the prospects of continued loan and deposit growth, and improved credit quality. The forward-looking statements in this report involve certain estimates or assumptions, known and unknown risks and uncertainties, many of which are beyond the control of the Company, and reflect what we currently anticipate will happen in each case. What actually happens could differ materially from what we currently anticipate will happen due to a variety of factors, including, among others, (i) increased competitive pressures among financial services companies;
(ii) changes in the interest rate environment, reducing interest margins or increasing interest rate risk; (iii) deterioration in general economic conditions, internationally, nationally, or in the State of New Jersey; (iv) the occurrence of acts of terrorism, such as the events of September 11, 2001, or acts of war; (v) legislation or regulatory requirements or changes adversely affecting the business of the Company, and (vi) other risks detailed in reports filed by the Company with the Securities and Exchange Commission. Readers should not place undue expectations on any forward-looking statements. We are not promising to make any public announcement when we consider forward-looking statements in this document to be no longer accurate, whether as a result of new information, what actually happens in the future or for any other reason.


                             Financial Data Attached


                                      INTERCHANGE FINANCIAL SERVICES CORPORATION
                                           CONSOLIDATED FINANCIAL HIGHLIGHTS
                                           ---------------------------------

CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

                                                              December 31,      December 31,
                                                                  2002              2001           Change
                                                              ____________      ____________       ______
                                                              (unaudited)
                           Assets

Federal funds sold                                                 $10,650                $0            - %
Securities                                                         252,512           193,902         30.2
Loans and leases
    Commercial                                                     338,530           289,385         17.0
    Commercial Lease Financing                                      26,356            15,850         66.3
    Consumer                                                       250,755           276,088         (9.2)
                                                              ____________      ____________       ______
                                                                   615,641           581,323          5.9

Cash and due from banks                                             23,266            22,211          4.7
Allowance for loan and lease losses                                 -7,207            -6,569          9.7
Premises and equipment, net                                         10,512            10,235          2.7
Foreclosed real estate and other repossesed assets                     176               492        (64.2)
Bank Owned Life Insurance                                           21,274            15,378         38.3
Accrued interest receivable and other assets                         9,508            13,977        (32.0)
                                                              ____________      ____________       ______
     Total assets                                                 $936,332          $830,949         12.7
                                                              ============      ============       ======


                           Liabilities

Deposits                                                          $815,672          $726,483         12.3
Borrowings                                                          27,390            24,800         10.4
Accrued interest payable and other liabilities                      12,590            11,433         10.1
                                                              ____________      ____________       ______
     Total liabilities                                             855,652           762,716         12.2
                                                              ____________      ____________       ______
Total stockholders' equity                                          80,680            68,233         18.2
                                                              ____________      ____________       ______
     Total liabilities and stockholders' equity                   $936,332          $830,949         12.7
                                                              ============      ============       ======




                                      INTERCHANGE FINANCIAL SERVICES CORPORATION
                                           CONSOLIDATED FINANCIAL HIGHLIGHTS
                                           ---------------------------------

CONSOLIDATED INCOME STATEMENTS
(dollars in thousands)                                              Three Months Ended                      Year Ended
                                                                       December 31,                         December 31,
                                                             __________________________________    ________________________________
                                                               2002          2001       Change        2002        2001     Change
                                                             ___________  ___________  ________    ___________ __________  _______
                                                             (unaudited)  (unaudited)              (unaudited) (unaudited)


Interest and fees on loans                                      $11,428      $11,287        1.2 %     $45,343     $46,175     (1.8)%
Interest on federal funds sold                                       82           62       32.3           246         557    (55.8)

Interest and dividends on securities
     Taxable interest income                                      2,457        2,482       (1.0)       10,122       9,890      2.3
     Interest income exempt from federal income taxes               163          122       33.6           599         532     12.6
     Dividends                                                       55           53        3.8           189         248    (23.7)
                                                             __________   __________    _______     _________  __________   ______
     Total interest income                                       14,185       14,006        1.3        56,499      57,402     (1.6)
                                                             __________   __________    _______     _________  __________   ______

Interest expense
Interest on deposits                                              3,669        4,859      (24.5)       16,357      22,070    (25.9)
Interest on borrowings                                              249          292      (14.7)        1,121       1,374    (18.4)
                                                             __________   __________    _______      ________  __________   ______
     Total interest expense                                       3,918        5,151      (23.9)       17,478      23,444    (25.4)
                                                             __________   __________    _______      ________  __________   ______

Net interest income                                              10,267        8,855       15.9        39,021      33,958     14.9
Provision for loan and lease losses                                 615          485       26.8         1,500       1,075     39.5
                                                             __________   __________    _______      ________  __________   ______
Net interest income after provision for loan & lease losses       9,652        8,370       15.3        37,521      32,883     14.1
                                                             __________   __________    _______      ________  __________   ______

Non-interest income
Service fees on deposit accounts                                    659          623        5.7         2,581       2,459      5.0
Net gain on sale of securities                                       69            5    1,280.0           564         252    123.8
Other                                                               973        1,107      (12.1)        3,369       2,867     17.5
                                                             __________   __________    _______      ________  __________   ______
     Total non-interest income                                    1,701        1,735       (1.9)        6,514       5,578     16.8
                                                             __________   __________    _______      ________  __________   ______

Non-interest expenses
Salaries and benefits                                             3,606        3,194       12.9        13,673      12,353     10.7
Net occupancy                                                       862          773       11.5         3,438       3,275      5.0
Furniture and equipment                                             267          338      (21.0)        1,124       1,157     (2.9)
Advertising and promotion                                           247          289      (14.5)        1,295       1,251      3.5
Other                                                             1,330        1,164       14.3         5,533       4,837     14.4
                                                             __________   __________    _______      ________  __________   ______
     Total non-interest expenses                                  6,312        5,758        9.6        25,063      22,873      9.6
                                                             __________   __________    _______      ________  __________   ______

Income before  income taxes                                       5,041        4,347       16.0        18,973      15,588     21.7
Income taxes                                                      1,625        1,406       15.6         6,096       5,048     20.8
                                                             __________   __________    _______      ________  __________   ______
     Net income                                                 $ 3,416      $ 2,941       16.2      $ 12,877    $ 10,540     22.2
                                                             ==========   ==========    =======      ========  ==========   ======


                                       INTERCHANGE FINANCIAL SERVICES CORPORATION
                                           CONSOLIDATED FINANCIAL HIGHLIGHTS
                                           ---------------------------------

 Analysis of Net Interest Income
for the quarter ended December 31,
(dollars in thousands)                                            2002                                             2001
                                                  __________________________________________________________________________________
                                                   Average                     Average         Average                     Average
                                                   Balance      Interest        Rate           Balance       Interest        Rate
                                                  ________      ________       _______        ________       ________      _______


                          Assets

Interest earning assets
Loans (1)                                         $620,840       $11,475          7.39 %      $587,966        $11,324         7.70 %
Taxable securities (4)                             215,843         2,512          4.66         167,564          2,535         6.05
Tax-exempt securities (2) (4)                       16,743           245          5.85          10,115            167         6.60
Federal funds sold                                  24,339            82          1.35          12,018             62         2.06
                                                  ________      ________                      ________       ________
   Total interest-earning assets                   877,765        14,314          6.52         777,663         14,088         7.25
                                                                ________                                     ________
Non-interest earning assets
Cash and due from banks                             21,660                                      20,344
Allowance for loan and lease losses                 (6,902)                                     (6,365)
Other assets                                        45,137                                      39,549
                                                  ________                                    ________
   Total assets                                   $937,660                                    $831,191
                                                  ========                                    ========


            Liabilities and stockholders' equity

Interest-bearing liabilities
Interest bearing deposits                         $694,451         3,669          2.11        $620,436          4,859         3.13
Borrowings                                          32,089           249          3.10          22,413            292         5.21
                                                  ________      ________                      ________       ________
   Total interest-bearing liabilities              726,540         3,918          2.16         642,849          5,151         3.21
                                                                ________                                     ________
Non-interest bearing liabilities
Demand deposits                                    118,356                                     110,261
Other liabilities                                   12,288                                       9,360
                                                  ________                                    ________
   Total liabilities (3)                           857,184                                     762,470
Stockholders' equity                                80,476                                      68,722
                                                  ________                                    ________
   Total liabilities and stockholders' equity     $937,660                                    $831,191
                                                  ========                                    ========

Net interest income (tax-equivalent basis)                        10,396          4.37                          8,937         4.04
Tax-equivalent basis adjustment                                     (129)                                         (82)
                                                                ________                                     ________

   Net interest income                                           $10,267                                       $8,855
                                                                ========                                     ========

Net interest income as a percent of interest-
earning assests (tax-equivalent basis)                                            4.74 %                                      4.60 %

------------------------------------------------------------------------------------------------------------------------------------

(1)Nonaccrual loans and any related interest recorded have been included in computing the average rate earned on the loan portfolio.
   When applicable, tax exempt loans are computed on a fully taxable equivalent basis using the corporate federal tax rate of 34%.
(2)Computed on a fully taxable equivalent basis using the corporate federal tax rate of 34%.
(3) All deposits are in domestic bank offices.
(4) The average balances are based on historical cost and do not reflect unrealized gains or losses.






                                      INTERCHANGE FINANCIAL SERVICES CORPORATION
                                         CONSOLIDATED FINANCIAL HIGHLIGHTS
                                         ---------------------------------

Analysis of Net Interest Income
for the year ended December 31,
(dollars in thousands)                                            2002                                             2001
                                                  __________________________________________________________________________________
                                                   Average                     Average         Average                     Average
                                                   Balance      Interest        Rate           Balance       Interest        Rate
                                                  ________      ________       _______        ________       ________      _______


                          Assets

Interest earning assets
Loans (1)                                         $611,659       $45,496          7.44 %      $579,034        $46,319         8.00 %
Taxable securities (4)                             200,257        10,311          5.15         160,202         10,138         6.33
Tax-exempt securities (2) (4)                       14,545           822          5.65          11,844            712         6.01
Federal funds sold                                  15,730           246          1.56          13,138            557         4.24
                                                  ________      ________                      ________       ________
   Total interest-earning assets                   842,191        56,875          6.75         764,218         57,726         7.55
                                                                ________                                     ________
Non-interest earning assets
Cash and due from banks                             20,635                                      20,216
Allowance for loan and lease losses                 (6,572)                                     (6,368)
Other assets                                        41,303                                      29,265
                                                  ________                                    ________
   Total assets                                   $897,557                                    $807,331
                                                  ========                                    ========


            Liabilities and stockholders' equity

Interest-bearing liabilities
Interest bearing deposits                         $666,366        16,357          2.45        $597,517         22,070         3.69
Borrowings                                          29,064         1,121          3.86          25,545          1,374         5.38
                                                  ________      ________                      ________       ________
   Total interest-bearing liabilities              695,430        17,478          2.51         623,062         23,444         3.76
                                                                ________                                     ________
Non-interest bearing liabilities
Demand deposits                                    115,714                                     110,576
Other liabilities                                   12,175                                       8,078
                                                  ________                                    ________
   Total liabilities (3)                           823,319                                     741,716
Stockholders' equity                                74,238                                      65,615
                                                  ________                                    ________
   Total liabilities and stockholders' equity     $897,557                                    $807,331
                                                  ========                                    ========

Net interest income (tax-equivalent basis)                        39,397          4.24                         34,282         3.79
Tax-equivalent basis adjustment                                     (376)                                        (324)
                                                                ________                                     ________

   Net interest income                                           $39,021                                      $33,958
                                                                ========                                     ========

Net interest income as a percent of interest-
earning assests (tax-equivalent basis)                                            4.68 %                                      4.49 %

------------------------------------------------------------------------------------------------------------------------------------

(1)Nonaccrual loans and any related interest recorded have been included in computing the average rate earned on the loan portfolio.
   When applicable, tax exempt loans are computed on a fully taxable equivalent basis using the corporate federal tax rate of 34%.
(2)Computed on a fully taxable equivalent basis using the corporate federal tax rate of 34%.
(3) All deposits are in domestic bank offices.
(4) The average balances are based on historical cost and do not reflect unrealized gains or losses.




                                      INTERCHANGE FINANCIAL SERVICES CORPORATION
                                          CONSOLIDATED FINANCIAL HIGHLIGHTS
                                          ---------------------------------

STATEMENT OF CONDITION - SELECTED DATA (Period Ending)


                                                       December 31,      September 30,      3 month      December 31,     12 month
                                                           2002              2002           Change          2001           Change
                                                       ____________      _____________      _______      ____________     ________
                                                       (unaudited)        (unaudited)                    (unaudited)


Loans                                                      $615,641           $624,571         (1.4)%        $581,323          5.9 %
Securities                                                  252,512            229,900          9.8           193,902         30.2
Earning assets                                              878,803            865,321          1.6           775,225         13.4
Total Assets                                                936,332            920,912          1.7           830,949         12.7
Deposits                                                    815,672            790,282          3.2           726,483         12.3
Borrowings                                                   27,390             39,049        (29.9)           24,800         10.4
Shareholders' equity                                         80,680             79,034          2.1            68,233         18.2

Leverage ratio                                                 8.12 %             8.10 %                         8.09 %
Risk weighted ratios:
     Tier 1                                                   12.16              11.85                          11.74
     Total                                                    13.33              12.93                          12.89

Asset quality

                                                                                     Quarter ended
                                                       ___________________________________________________________________________
Net charge offs                                                $116               $128         (9.4) %           $255        (54.5)%
Loan loss allowance                                          (7,207)            (6,707)         7.4            (6,569)         9.7


Nonperforming loans                                          $5,963             $3,675         62.3            $2,310        158.1
Foreclosed real estate & other repossessed assets               176                358        (50.8)              492        (64.2)
                                                       ____________     ______________      _______      ____________     ________
     Total Nonperforming assets ("NPA")                      $6,139             $4,033         52.2            $2,802        119.1
                                                       ============     ==============      =======      ============     ========

Ratio's
--------
Net charge offs as % of average loans (annualized)             0.07 %             0.08  %                        0.04 %
Loan loss allowance as % of period-end loans                   1.17               1.07                           1.13
Loan loss allowance as % of nonperforming loans              120.9              182.5                          284.4
NPA's as a percent of loans + foreclosed assets                1.00               0.65                           0.48


                                                                   Year Ended
                                                       ____________________________________________
                                                       December 31,      December 31,      12 month
                                                            2002              2001           Change
                                                       ____________     ______________      _______

Net charge offs                                                $862               $660         $202
Net charge offs as % of average loans                          0.14  %            0.11  %      0.03  %



                                      INTERCHANGE FINANCIAL SERVICES CORPORATION
                                          CONSOLIDATED FINANCIAL HIGHLIGHTS
                                          ---------------------------------

PROFITABILITY
(dollars in thousands, except per share data)                                                     Quarter ended
                                                                 ___________________________________________________________________
                                                                 December 31,   September 30,   3 month   December 31,   12 month
                                                                     2002          2002         Change       2001         Change
                                                                 ____________   _____________   _______   ____________   ________
                                                                  (unaudited)    (unaudited)               (unaudited)

Net interest income (taxable equivalent)                              $10,396         $10,159       2.3 %       $8,937       16.3 %
Provision for loan and lease losses                                       615             405      51.9            485       26.8
Net gain on sale of securities                                             69             214     (67.8)             5    1,280.0
Non-interest income, excluding net gain on sale of securities           1,632           1,561       4.5          1,730       (5.7)
Non-interest expenses                                                   6,312           6,325      (0.2)         5,758        9.6
Net income                                                             $3,416          $3,457      (1.2)        $2,941       16.2

Basic earnings per common share                                         $0.35           $0.35         - %        $0.30       16.7 %
Diluted earnings per common share                                        0.34            0.35      (2.9)          0.30       13.3
Dividends declared per common share                                     0.100           0.100      (0.0)          0.090      11.1
Special dividends declared per common share                             0.040           0.000         -           0.000         -
Book value per common share - end of period                             $8.22           $8.04       2.2           $7.04      16.8

Shares outstanding - end of period                                  9,815,058       9,824,958      (0.1)      9,690,650       1.3
Weighted average shares outstanding
   Basic                                                            9,818,504       9,823,841      (0.1)      9,705,375       1.2
   Diluted                                                          9,948,158       9,956,409      (0.1)      9,771,575       1.8

Return on average assets                                                 1.46 %          1.51 %                    1.42 %
Return on average equity                                                16.98           18.22                     17.12
Net interest margin                                                      4.74            4.71                      4.60


                                                                              Year Ended
                                                                 ______________________________________

                                                                 December 31,   December 31,   12 month
                                                                     2002           2001         Change
                                                                 ____________   ____________   ________
Net interest income (taxable equivalent)                              $39,397        $34,282       14.9 %
Provision for loan and lease losses                                     1,500          1,075       39.5
Net gain on sale of securities                                            564            252      123.8
Non-interest income, excluding net gain on sale of securities           5,950          5,326       11.7
Non-interest expenses                                                  25,063         22,873        9.6
Net income                                                            $12,877        $10,540       22.2

Basic earnings per common share                                         $1.31          $1.08       21.3 %
Diluted earnings per common share & share equivalents                    1.30           1.07       21.5
Dividends declared per common share                                     0.400          0.360       11.1
Special dividends declared per common share                             0.040          0.000          -
Book value per common share - end of period                             $8.22          $7.04       16.8

Shares outstanding - end of period                                  9,815,058      9,690,650        1.3
Weighted average shares outstanding
   Basic                                                            9,809,127      9,777,869        0.3
   Diluted                                                          9,932,900      9,822,276        1.1

Return on average assets                                                 1.43 %         1.31 %
Return on average equity                                                17.35          16.06
Net interest margin                                                      4.68           4.49


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